UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 14, 2010

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CC MEDIA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-53354	26-0241222
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road
San Antonio, Texas 78209
(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities

On November 15, 2010, CC Media Holdings, Inc., a Delaware corporation (the “Company”), issued and sold 706,215 shares of its Class A Common Stock to Pittman CC LLC, a Delaware limited liability company, for $5,000,000 in cash, pursuant to a Stock Purchase Agreement dated November 15, 2010 by and among the Company, Pittman CC LLC, Clear Channel Capital IV, LLC and Clear Channel Capital V, L.P. (the “Purchase Agreement”).

The shares issued in connection with the Purchase Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as the offering was not a public offering.

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 18, 2010, Clear Channel Broadcasting, Inc., an indirect wholly-owned subsidiary of the Company (“CCB”), entered into an amended and restated employment agreement with John E. Hogan, President and Chief Executive Officer, Clear Channel Radio, which amends and restates the existing employment agreement dated June 29, 2008 between CCB and Mr. Hogan.

Pursuant to the terms of his amended and restated employment agreement, Mr. Hogan will (i) receive an annual base salary of $1,000,000, (ii) be eligible to receive an annual bonus with a bonus target equal to 120% of his base salary and (iii) be eligible to participate in employee welfare benefit plans consistent with other comparable positions.

The foregoing summary is qualified in its entirety by reference to the text of Mr. Hogan’s amended and restated employment agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

	10.1	Amended and Restated Employment Agreement by and between Clear Channel Broadcasting, Inc.
and John E. Hogan, dated November 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CC MEDIA HOLDINGS, INC.

Date: November 18, 2010	By:	/s/ Robert H. Walls, Jr.
Robert H. Walls, Jr.
Executive Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between Clear Channel Broadcasting, Inc.
and John E. Hogan, dated November 18, 2010